SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) April 16, 2009

CRYSTAL RIVER CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32958	20-2230150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three World Financial Center,
200 Vesey Street, 10th Floor
New York, New York		10281-1010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 549-8400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On April 16, 2009, Bruce K. Robertson and Clifford E. Lai resigned from Crystal River Capital, Inc.’s (the “Company”) Board of Directors (the “Board”).

                On April 16, 2009, in connection with Mr. Robertson’s and Mr. Lai’s resignations from the Board, the Board appointed William M. Powell, the Company’s president and chief executive officer, and Craig P. Laurie, the Company’s treasurer and chief financial officer, to the Board.  Mr. Powell will serve as a Class I director and was appointed Chairman of the Board and Mr. Laurie will serve as a Class III director.  The initial term of office for both Mr. Powell and Mr. Laurie will expire at the Company’s 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”). Both Mr. Powell and Mr. Laurie have been nominated for election to the Board at the 2009 Annual Meeting. Mr. Powell and Mr. Laurie currently are not expected to be appointed to a committee of the Board.

                There are no transactions between the Company and either Mr. Powell or Mr. Laurie that would require disclosure pursuant to Item 404(a) of Regulation S-K concerning related party transactions.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL RIVER CAPITAL, INC.

By:	/s/ Craig J. Laurie
Name: Craig J. Laurie
Title: Chief Financial Officer and Treasurer

Date: April 20, 2009